                                MERGER AGREEMENT

         Agreement made the 19th day of May, 2000, by and among iiGroup, Inc., a Delaware corporation (the "Company"), SV Acquisition Corp., a Delaware corporation ("Newco") and Silicon Ventures, Inc., a Delaware corporation ("Silicon").

                                    RECITALS

         WHEREAS, the parties intend that, subject to the terms and conditions hereinafter set forth, Newco will merge with and into Silicon in a reverse triangular merger (the "Merger"), with Silicon to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DCGL"). The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code; and

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                            INCORPORATION OF RECITALS

         All of the recitals set forth above are incorporated herein by reference.

                                   ARTICLE II
                                   DEFINITIONS

         The following terms, as used herein, have the following meanings:

         2.1 "Affiliate" of a Person means a Person, who directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person.

         2.2 "Agreement" has the meaning set forth in the introductory paragraph.

         2.3   "Closing" has the meaning set forth in Section 3.9.

         2.4   "Closing Date" has the meaning set forth in Section 3.9.

         2.5   "Common Stock" means the voting common stock of the Company.

         2.6   "Company" means iiGroup, Inc.

         2.7   "Holdings" means shares held by Silicon in companies listed in
               Section 4.5.

         2.8   "DGCL" means the Delaware General Corporation Law, as amended.

         2.9 "Effective Time" means the time indicated in the Articles of Merger when the merger pursuant hereto shall become effective for corporate law purposes.

         2.10 "Environmental Permits" means federal, state and local governmental liens, permits and other authorizations and approvals, whether foreign or domestic, which relate to the business of a Person as it may be affected by the environment, or to public health and safety, or worker health and safety, as they may be affected by the environment.

         2.11 "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         2.12  "Financial Statement" has the meaning set forth in Section 4.10.

         2.13 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         2.14  "Intellectual Property" has the meaning set forth in Section
               4.16.

         2.15  "Leases" and "Lease" have the meanings set forth in Section 4.15.

         2.16  "Licenses and Permits" has the meaning set forth in Section 4.8.

         2.17 "Material Contract" means each contract, agreement or commitment of a Person other than Leases:

                           (a) upon which any substantial part of such Person's business is dependent or which, if breached, could reasonably be expected to affect, materially and adversely, the earnings, assets, financial condition or operations of the business of such Person;

                           (b) which provides for aggregate future payments of more than $10,000, except for purchase orders or sale orders arising in the ordinary and usual course of business, in which case they are listed only if any party thereto is obligated to make payments pursuant thereto aggregating more than $20,000;

                           (c) which extends for more than one year from the date hereof and is not cancelable by either party on 30 days' notice;

                           (d) which provides for the sale, after the date hereof and other than in the ordinary course of business, of any of its assets;

                           (e) which relates to the employment, retirement or termination of the services of any officer of former officer; or

                           (f) which contains covenants pursuant to which any other Person has agreed not to compete with any business conducted by such Person or not to disclose to other information concerning such Person.

         Collectively, the material contracts of such Person are referred to as "Material Contracts."

         2.18 "Pension Plans" means all employee benefit plans and programs including, without limitation, all retirement, savings and other pension plans.

         2.19 "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency of instrumentality thereof.

         2.20 "Real Property" means all of the real property, together with the fixtures and other improvements located thereon and the appurtenances thereto, owned by a Person.

         2.21 "Securities Act" means the Securities Act of 1933, as amended.

         2.22 "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code section 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alterative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         2.23 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.24 "Welfare Plans" means all health, severance, insurance, disability and other employee welfare plans.

                                   ARTICLE III
                                     MERGER

         3.1 Merger. On the terms and subject to the conditions contained in this Agreement, on the Closing Date and at the Effective Time, Newco shall be merged with and into Silicon and the separate corporate existence of Newco shall thereupon cease. Silicon shall be the surviving corporation in the Merger and shall be a wholly-owned subsidiary of the Company. The separate corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL. From and after the Effective Time, Silicon is sometimes referred to herein as the "Surviving Corporation".

         3.2 Certificate of Merger. On the Closing Date, the parties hereto shall cause the Certificate of Merger (the "Articles of Merger"), meeting the requirements of Section 252 of the DGCL, to be properly executed and filed in accordance with the DGCL. The Merger shall be effective, for corporate law purposes, at the Effective Time.

         3.3 Articles of Incorporation; Bylaws. The Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the

Surviving Corporation. The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         3.4 Officers. The officers of the Company at the Effective Time shall be as follows:

                 Chief Executive Officer - Neil Swartz
                 President - Eric Kirkland
                 Chief Financial Officer
                 Secretary/Treasurer - Bruce Hausman

         Such persons will hold office until their successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation or Bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

         3.5 Directors. The directors of the Company at the Effective Time shall be as follows:

                 Neil Swartz
                 C. Lawrence Rutstein
                 Bruce Hausman
                 Eric Kirkland
                 Scott Holmes

         The directors of the Surviving Corporation will serve until their successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation or Bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal. The parties agree that the Board of Directors of the company, immediately after the Closing, shall be a maximum of five (5) directors and that of those directors the now existing shareholders of Silicon shall the right to elect one
(1) director.

         3.6 Conversion of Silicon Shares. At Closing there shall be 15,967,000 shares of common stock of Silicon issued and outstanding, and 7,625,660 (as of May 15, 2000) shares of the Company's Common Stock issued and outstanding. At the Effective Time, as a result of the Merger, the issued and outstanding shares of Common Stock of Silicon shall be converted into 3,714,286 shares of Common Stock of the Company, so that each issued and outstanding share of Silicon shall be converted into .2326 shares of the Company's Common Stock. No fractional shares shall be issued.

         3.7 Shares Restricted. The Shares of Common Stock to be issued to holders of Silicon Common Stock and the holders of options for the purchase of Silicon Common Stock shall be "restricted" shares within the meaning of Securities and Exchange Commission Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and accordingly the certificate or certificates representing such shares shall bear a restrictive legend in accordance with the requirements of Rule 144.

         3.8 No Representation of Value. Silicon, for itself and its security holders, hereby confirms that neither the Company, nor any officer, director or shareholder of the Company, or any agent of or professional employed by either of them, has made any representation to Silicon or any of its shareholders as to the present or future value of the Company's common stock or any other securities of the Company, nor has the Company or any such person made any representation with respect to the ability of Silicon's shareholders to sell all or any part of the shares of common stock of the Company at any price, nor that an active or liquid trading market in the Company's common stock will develop or continue in the future. Further, Silicon, for itself and its securities holders, hereby confirms its understanding that the future bid or asking price of the Company's common stock may not bear any relationship to the net tangible book value of the Company's common stock and, further, may be unrelated to any other generally accepted method of valuation of the Company's shares.

         3.9 Closing. The closing of the purchase and sale contemplated herein (the "Closing") shall take place at the offices of the Company, 7000 W. Palmetto Park Road, Suite 501, Boca Raton, Florida 33433, on or about May 19, 2000 (the "Closing Date"), or at another time or location mutually agreeable to the parties.

         3.10 Deliveries at Closing by Silicon . At Closing, Silicon, as appropriate, shall deliver to the Company (i) the stock books, stock ledgers, minute books and seals of Silicon; (ii) a current certificate of good standing for Silicon issued by the California and Delaware Secretaries of State; (iii) a balance sheet (including schedules of cash on hand and accounts receivable and payable) dated as of Closing in a form satisfactory to the Company; (iv) consents to the assumption of Silicon's real estate lease and other material contracts; (v) originals of all material contracts; and (vi) all other items required to be delivered by Silicon or Silicon shareholders to the Company at or prior to Closing under this Agreement.

         3.11     Deliveries at Closing by the Company.

                  At Closing, the Company shall deliver to Silicon or its shareholders as appropriate:

                  a. The Company's certificate or certificates for shares of the Company's common stock issued in the names of Silicon's shareholders individually, allocated in proportion to their respective holdings of issued and outstanding common stock of Silicon.

                  b. An employment agreement for Eric Kirkland in a form to which Mr. Kirkland and the Company shall agree.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SILICON

         Silicon represents and warrants the following:

         4.1 Organization, Qualification. Silicon is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has corporate power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted. Silicon is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on Silicon or the business conducted by it. Silicon has heretofore delivered to the Company complete and correct copies of the Articles of Incorporation and Bylaws of Silicon, as currently in effect.

         4.2 Capitalization of Silicon. The authorized capital stock of Silicon consists of 50,000,000 shares of common stock, the par value of which is $.001 per share, of which, as of the date hereof, 15,967,000 shares are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. Silicon warrants that there are no outstanding options and/or warrants for the purchase of Silicon's common stock.

         4.3 Consents and Approvals. Except as set forth in Exhibit "A" there is no requirement applicable for Silicon to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to the consummation of the Merger. Except as set forth in Schedule 4.3, there is no requirement that any party to any Material Contract of Silicon, or any license or permit for the use of Intellectual Property of Silicon or loan agreement to which Silicon is a party or by which it is or was bound, consent to the execution of this Agreement by Silicon or to the consummation of the Merger.

         4.4 Non-Contravention. Except as set forth in Schedule 4.4, the execution and delivery by Silicon of this Agreement do not, and the consummation of the Merger will not, (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Silicon, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Silicon is a party or by which the Company or the business conducted by it may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Silicon or to the business conducted by Silicon, excluding from the foregoing clauses (ii) and (iii) such defaults and violations as would not have a material adverse effect on Silicon .

         4.5 Holdings. Silicon has no assets except as provided in Schedule 4.5 hereto, with respect to the ownership of 650,000 shares of Solutions Media, Inc., 300,000 shares of On-Line Yellow Pages, Inc., 1,799,907 shares of Nucell Wireless Corporation, and 100,000 shares of Speedmonster.com, Inc., all of which Silicon owns free and clear of all liens and encumbrances and which shares are fully paid and non-assessable. Silicon will provide evidence of such ownership prior to the Closing.

         4.6 Name. Silicon has the right to use the name Silicon Ventures, Inc. in California and as part of the Merger, assigns the right to the name Silicon Ventures to the Company.

         4.7 Licenses and Permits. The term "Licenses and Permits" as used herein means federal, state and local governmental licenses, permits, approvals and authorizations, whether foreign or domestic, other than Environmental Permits. Silicon has all of the Licenses and Permits required to conduct its business as it is presently being conducted, all of which are in full force and effect. No written notice of a violation of any such License or Permit has been received by Silicon, or, to the knowledge of Silicon, threatened, and no proceeding is pending or, to the knowledge of Silicon, threatened, to revoke or limit any of them. Silicon has no reason to believe that any of its Licenses and Permits in effect on the date hereof will not be renewed or can not be assumed by the Company at or after Closing without material interruption in the Company's ability to lawfully carry on the business of Silicon after Closing.

         4.8 Compliance with Laws. To the best of Silicon's knowledge Silicon has operated its business in compliance with all laws, regulations, orders, policies, guidelines, judgments or decrees of any federal, state, local or foreign court or governmental authority applicable to it or its business including, without limitation, those related to antitrust and trade matters, civil rights, zoning and building codes, public health and safety, worker health and safety and labor and nondiscrimination, the failure to comply with which could reasonably be expected to affect, materially and adversely, the earnings, assets, financial condition or operations of Silicon . Except as is disclosed in
Schedule 4.8, Silicon has not received any notice alleging non-compliance with any of the aforementioned laws, regulations, policies, guidelines, orders, judgments or decrees.

         4.9 Financial Statements. Silicon has previously furnished to the Company true and complete copies of: (a) Silicon' s federal income tax return for the calendar year ended December 31, 1999; (b) unaudited financial statements of Silicon for the four months ended April 30,2000. The Financial Statements fairly represent the financial position of Silicon as of such dates and the results of its operations and changes in financial position for such periods. Silicon has also furnished to the Company a statement of cash on hand, accounts receivable and accounts payable dated no earlier than May 15, 2000 which statement shall be a true and complete accounting of the matters to which it pertains.

         4.10 Litigation. Except as set forth in Schedule 4.10, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the knowledge of Silicon, threatened, against Silicon , whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against Silicon which have, or if adversely determined could reasonably be expected to have, a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by Silicon , or which seek specifically to prevent, restrict or delay consummation of the Merger or fulfillment of any of the other conditions of this Agreement.

         4.11 No Undisclosed Liabilities. Except as set forth in Schedule 4.11, Silicon does not have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, including, without limitation, any uninsured liabilities which were not accrued or reserved against in the Financial Statements other than those incurred in the ordinary course of business or which in the aggregate do not or cannot reasonably be expected to have a material adverse effect upon the earnings, assets, financial condition or operations of Silicon.

         4.12 Title to Properties. Silicon does not own any Real Property. Silicon has good title to all of the personal property, tangible and intangible, owned by it, free and clear of any liens, charges, pledges, security interest or other encumbrances other than those reflected in Schedule 4.12.

         4.13 Leases. Schedule 4.13 sets forth a complete and correct list of each agreement to lease into which Silicon has entered, whether as a lessor or lessee, which relates to either real or personal property, other than monthly leases of personal property which may be canceled upon not more than 60 days notice or require the payment of not more than $100 per month. The agreements listed in Schedule 4.13 are referred to herein as the "Leases" (each a "Lease"). Except as set forth in Schedule 4.13, Silicon has not breached any such Lease and in no event has occurred which, with the giving of notice or the passage of time or both, would cause a default under, or permit the termination, modification or acceleration of any such Lease by any party thereto. Complete copies of all of the Leases have been delivered to the Company.

         4.14 Intellectual Property. Schedule 4.5 sets forth a schedule of Silicon' s Intellectual Property. The term "Intellectual Property" as used herein means the rights of the owner thereof in all trade names, trademarks and service marks, patents, patent rights, copyrights, whether domestic or foreign, (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, software and other industrial and intellectual property rights. Silicon owns or is licensed or otherwise has the right to use all of the Intellectual Property which is being used in its business as it is presently being conducted. There is no claim, suit, action or proceeding, pending or, to the knowledge of Silicon, threatened, against Silicon asserting that its use of any Intellectual Property infringes the rights of any third party or otherwise contesting Silicon' s rights with respect to any Intellectual Property, and no third party is known to Silicon to be infringing upon the rights of Silicon in the Intellectual Property of Silicon. Furthermore, no party is infringing upon the rights of Silicon in Silicon' s Intellectual Property. All letters, patents, registrations and certificates issued by any governmental agency relating to the Intellectual Property of Silicon are valid and subsisting and have been properly maintained.

         4.15 Material Contracts. Schedule 4.15 sets forth a complete and correct list of each Material Contract of Silicon. Except as set forth in
Schedule 4.15, all of the Material Contracts of Silicon are in full force and effect and to the knowledge of Silicon there has not occurred, with respect to any such Material Contract, any default or event of default, which, with or without due notice of with the lapse of time, or both, would constitute a default or event of default on the part of Silicon or, to the knowledge of Silicon, any other party thereto. Complete copies of all the Material Contracts of Silicon have been delivered to the Company.

         4.16 Condition of Tangible Assets. The tangible personal property which belongs to Silicon shall be operable on the Closing Date. In all other respects, such property shall be accepted by the Company in "as is, where is" condition.

         4.17 Insurance. Silicon has no insurance contracts in force.

         4.18 Labor Matters. There are no collective bargaining agreements covering employees of Silicon. There are no controversies pending or, to the knowledge of Silicon, threatened between Silicon and any of its employees which affect, or can reasonably be expected to affect, materially and adversely, its earnings, assets, financial condition or operations of the business conducted by Silicon, or relate to any specific effort to prevent, restrict or delay consummation of the Merger.

         4.19 Employee Benefit Plans.

              a. Silicon has never had, does not now have, and will not have at Closing Pension Plans, Welfare Plans or other employee benefit plans, nor incentive, vacation and other similar plans that are maintained by Silicon with respect to its employees or to which Silicon has contributed or is now contributing on behalf of its employees.

              b. Silicon has not incurred any material liability to the PBGC under Section 4001, et seq. of ERISA and no condition exists that could reasonably be expected to cause Silicon to incur any such liability. Any premium payable to the PBGC has been paid when due.

         4.20 Tax Matters.

         a. The provisions made for taxes in the Financial Statements are sufficient for the payment of all Taxes of Silicon, whether or not disputed, which are properly accruable. There are no agreements by Silicon for the extension of time, or waiver of any statute of limitations, for the assessment of any taxes, and all taxes due and payable by Silicon on or before the date of this Agreement have been paid or provided for, and are not delinquent, except as otherwise provided in Schedule 4.20.

                  b. Silicon has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. No claim has ever been made by an authority in a jurisdiction where Silicon does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Silicon that arose in connection with any failure (or alleged failure) to pay any Tax.

                  c. Silicon has withheld and paid all Taxes required to have been withheld and paid through May 19, 2000, in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  d. Silicon does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in Schedule 4.20, there is no dispute or claim concerning any Tax liability of Silicon either claimed or raised by any authority in writing. Silicon has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Silicon since its incorporation.

         4.21 Finders. No broker, finder or investment banker is entitled to any fee or commission from Silicon for services rendered on behalf of Silicon in connection with the transactions contemplated by this Agreement, except as otherwise provided in Schedule 4.21.

         4.22 . Full Disclosure. None of the representations and warranties of Silicon which are made in Article IV of this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.23 Insider Interests. Except as listed in Schedule 4.23 no Affiliate of Silicon (i) competes with or is involved in or has a direct or indirect interest in any business entity which competes with the business conducted by Silicon, (ii) has any agreement with Silicon, or (iii) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including, without limitation, Intellectual Property, used in or pertaining to the business of Silicon, except as a stockholder or employee of Silicon .

         4.24 Insider Transactions. Schedule 4.24 sets forth a correct and complete statement of (a) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of Silicon to or from any past or present officer, director, employee, partner or stockholder thereof or any person related to, controlled by or under common control of any of the foregoing and
(b) all transactions, together with their essential terms, between such persons and Silicon.

         4.25 No Interest in Competitors, Etc. Except as set forth in Schedule 4.25, no officer or director of Silicon, nor any Affiliate of any of the foregoing, directly or indirectly owns any interest in or controls or is an employee, agent, member, principal, officer, director, or partner of, or participant in, or consultant to any corporation, partnership, limited liability company, sole proprietorship, limited partnership, joint venture, association, or other entity which is a competitor, supplier or customer, of Silicon.

         4.26 Books and Records. The books of account and other financial and corporate records of Silicon are in all material respects complete and correct, are maintained in accordance with good business practices, and are accurately reflected in the Financial Statements. The minute books of Silicon as previously made or to be made available to the Company contained accurate records of all meetings.

         4.27 Bank and Safe Deposit Arrangements. Schedule 4.27 sets forth a correct and complete list of each bank account and safe deposit box maintained by Silicon, and the names of all persons authorized to deal with such accounts and safe deposit boxes.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as of the date of execution of this Agreement and as of Closing as follows:

         5.1 Organization, Qualification. The Company and Newco each is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has corporate power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on the Company or the business conducted by it. Newco has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Newco has not conducted any business activities and does not have any material liabilities or obligations. The Company has delivered to Silicon complete and correct copies of its articles of incorporation and bylaws as currently in effect.

         5.2 Capitalization of the Company. The authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, $.01 par value, of which 7,625,650 shares are validly issued and outstanding, fully paid and non-assessable, and (ii) 5,000,000 shares of preferred stock $ 1.00 par value, none of which are issued or outstanding. The Company has outstanding options for 300,000 shares of common stock. In addition, the company has issued $40,000 of 6% convertible notes. The notes are convertible into 80,000 shares of common stock. Other than the foregoing, there are no options, warrants, convertible debt or other rights to acquire any equity interest in the Company, whether upon exchange for or conversion of other securities or otherwise, are outstanding or shall be granted prior to the Effective Time.

         5.3 Consents and Approvals. There is no requirement applicable for the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to the consummation of the Merger, nor is there any requirement that any party to any Material Contract of the Company, or any license or permit for the use of Intellectual Property of the Company or loan agreement to which the Company is a party, or by which it is bound, consent to the execution of this Agreement by the Company or the consummation of the Merger.

         5.4 Non-Contravention. The execution and delivery by the Company of this Agreement does not, and the consummation of the Merger will not, (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or the business conducted by it may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or to the business conducted by the Company, excluding from the foregoing clauses (ii) and (iii) such defaults and violations as would not have a material adverse effect on the Company.

         5.5 Corporate Authority and Resolutions. The Board of Directors of the Company have adopted resolutions authorizing the execution of this Agreement by the Company as of the date hereof and shall adopt such additional resolutions as may be necessary authorizing the execution of documents and closing by the Company as contemplated by this Agreement.

         5.6 Validity of Shares to be Issued. The Company's shares to be issued to the Silicon shareholders as a result of the Merger have been duly authorized as required under all applicable laws and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and not subject to any preemptive rights.

         5.7 Current Information. The Company has previously delivered to Silicon (a) a true and complete copy of the Company's audited financial statements sheet dated July 31, 1999, and unaudited financial statements for the six months ended January 31, 2000; and (b) certain other non-public information relating to the business and affairs of the Company, and will continue to furnish such information to Silicon until the Closing. The financial information with respect to the Company included in the aforementioned documents fairly represents the financial condition of the Company.

         5.8 Authorizations of Transactions; Securities Compliance. By the Closing Date, the shares to be issued to Silicon' s shareholders on the consummation of the transactions contemplated hereunder will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and shall have been exempt or registered or qualified under the securities or blue sky laws of California for issuance upon the Closing Date. Such shares, when issued in accordance with the terms of this Agreement, will be fully paid and non-assessable.

         5.9 No Registration Rights. There is no agreement granting or providing for registration rights with respect to the shares to be delivered to Silicon shareholders pursuant to this Agreement except as provided in Section 7.6.

         5.10 No Brokers or Commissions. The Company has not engaged any broker, finder or similar individual in connection with this transaction.

         5.11 Binding Agreement. The execution, delivery and performance of this Agreement and the other instruments contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered to Silicon by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

         5.12 No Violation. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene or conflict with or result in a breach of or constitute a default under (i) any writ, order, judgment or decree of any court arbitrator or governmental agency applicable to the Company, (ii) the Articles of Incorporation or Bylaws of the Company; (iii) any contract, lease or other agreement to which the Company is a party or by which the Company is bound; or
(iv) to the best knowledge of the Company, any law, rule or regulation applicable to the Company.

         5.13 Litigation. There are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the knowledge of the Company, threatened, against the Company, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against the Company which have, or if adversely determined could reasonably be expected to have, a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by the Company, or which seek specifically to prevent, restrict or delay consummation of the sale of the Merger or fulfillment of any of the other conditions of this Agreement.

         5.14 Compliance with Laws; Regulatory Matters. The Company is in compliance in all material respects with all laws, rules and regulations, all orders, directives and supervisory letters of, and all agreements, memoranda of understanding or similar arrangements with, regulatory authorities and all other legal requirements applicable to the Company or the Company's businesses; and the Company is not subject to any order, directive or supervisory letter of, or agreement, memorandum or understanding or similar arrangement (including board resolutions adopted at the request of regulatory authority) with, any regulatory authority restricting its operations or, restricting it from taking any action or requiring that certain actions be taken, and the Company has no knowledge that any such order, directive, supervisory letter, agreement, memorandum or understanding or similar arrangement is threatened, contemplated or under consideration by any regulatory authority.

                                   ARTICLE VI
                           INVESTMENT REPRESENTATIONS

         Silicon hereby represents, warrants, acknowledges and covenants to the Company, as follows:

         6.1 Opportunity to Examine. Silicon and its shareholders have examined or have had an opportunity to examine, and to ask questions of the management of the Company about all applicable documents and such applicable information as are relevant to the transactions described herein, including the delivery by the Company of its shares and about the Company and its business.

         6.2 No Representations as to Profit or Loss. No representation or warranty of any kind has been made to the Silicon or its shareholders with respect to the percentage of profit and/or amount or type of consideration, profit or loss that are to be realized, if any, as a result of the Merger and the acquisition of common stock in the Company and that in entering into this transaction Silicon and its shareholders are not relying upon any information other than that derived from the results of their own independent investigation, or the investigation of their counsel and other professional advisors, or from information furnished in writing by the Company to them.

         6.3 Shares Not Registered. Silicon and its shareholders understand that the shares to be issued to Silicon' s shareholders have not been registered under the Act nor under the securities laws of any state in reliance on exemptions therefrom for non-public offerings, and further understand that the shares have not been approved or disapproved by the Securities and Exchange Commission nor has any state securities administrator or agency passed on the accuracy or adequacy of any written information provided by the Company.

         6.4 Investment Intent. The Silicon shareholders are acquiring the shares in the Company for their own account for investment purposes only and not with a view to the sale or other distribution thereof, in whole or in part.

         6.5 Legend. The newly issued shares shall have the following restrictive legend:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1      Conduct of Business by Silicon and the Company.

                   a. Silicon warrants and represents that from the date hereof until the Closing, Silicon will (a) conduct its business only in the ordinary and usual course and in a manner consistent with past practices, (b) maintain in good repair, at its expense, all of its properties, and (c) use its best efforts to preserve its relationship with suppliers, customers, dealers and others having business relationships with Silicon. Silicon will notify the Company of any emergency or material change in the normal conduct of the business or operations of Silicon, the threat of or initiation of any material litigation against Silicon, and the initiation of any investigation of Silicon by any party, whether private or governmental.

                   b. The Company warrants and represents that from the date hereof until the Closing, the Company will (a) conduct its business only in the ordinary and usual course and in a manner consistent with past practices, (b) maintain in good repair, at its expense, all of its properties, and (c) use its best efforts to preserve its relationship with suppliers, customers, dealers and others having business relationships with the Company. The Company will notify Silicon of any emergency or material change in the normal conduct of the business or operations of the Company, the threat or initiation of any material litigation against the Company, and the initiation of any investigation of the Company by any party, whether private or governmental.

         7.2 Investigation of Business and Properties; Additional Data. From the date hereof until the Closing, Silicon and the Company shall each afford the other and their attorneys, accountants, financial advisors and other representatives complete access at all reasonable times to their offices, and to their officers, employees, properties, contracts, and books and records. In addition, Silicon and the Company shall furnish to each other such financial, operating and additional data as they may reasonably request concerning the business, operations, properties and personnel of either of them.

         7.3 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including, but not limited to, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section. Notwithstanding the foregoing, neither party shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, except for a payment otherwise required of it, to obtain any consent, waiver, authorization, order or approval, and if, despite such efforts, either party is unable to obtain any consent, wavier, authorization, order of approval the other party may terminate this Agreement and shall have no liability therefor.

         7.4 Further Assurances. The parties will use reasonable efforts to implement the provisions of this Agreement, and for such purpose, the parties will, at the request of any other party, at or after the closing, without further consideration, promptly execute and deliver, or cause to be executed and delivered, such additional documents as any other party may reasonably deem necessary or desirable to implement any provision of this Agreement.

         7.5 Expenses. Whether or not the Merger is consummated all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

         7.6 Registration Rights.

                  a. If the Company shall determine to register any of its securities for the account of a security holder or holders other than in a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will (i) promptly give to each person who is a holder of its common stock at the effective date and (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registerable Securities of such security holders made by any holder and received by the Company within twenty
(20) days after the Company delivers written notice of any proposed registration to such holder by mail or other form of delivery, which notice shall commence on the date of mailing or delivery, as appropriate to the method of notice. Such written request may specify all or part of the holders Registerable Securities. As used in this Section 7.6, the term Registerable Securities shall mean shares of the Company's common stock issued or issuable to a holder as of Closing and any common stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in this Section, except that Registerable Securities shall not include any shares of common stock previously registered or which have been sold to the public pursuant to a registration statement or an offering under Section 3(b) of the Securities Act of 1933, as amended, or which may be sold under Rule 144(k).

                  b. At the time of registration, if the offering is an underwritten offering, the Company and a registering securities holder shall enter into mutual indemnification agreements of the kind normally provided in an underwriting agreement.

                  c. If any securities held by selling shareholders cannot be included in a registration as a result of limitations of the aggregate number of shares of Registerable Securities that may be so included, the number of shares of Registerable Securities that may be included shall be allocated among the holders requesting inclusion of shares pro rata on the basis of the number of shares of Registerable Securities, provided that such allocation shall not operate to reduce the aggregate number of Registerable Securities that may be included in such registration if any holder does not request inclusion of the maximum number of shares of Registerable Shares allocated to him pursuant to the procedure described in this Section, and the remaining portion of his allocation shall be reallocated among those requesting holders whose allocations did not satisfy the request pro rata on the basis of the number of shares of Registerable Securities which will be held by such holders and selling shareholders.

                  d. Notwithstanding the obligations of the Company to register shares, the Company shall have no such obligation to any shareholder in the event that it is advised by its underwriter or other selling agent that the underwriter is not willing to register shares held by any proposed selling shareholder by reason of market conditions or any other reason relating to the primary obligation of such underwriter or agent to sell the shares of the Company, it being the intention of the parties that the Company's ability to sell all of the shares that it wishes to sell pursuant to any registration statement shall be paramount to, and shall supersede, the rights of any shareholder provided in this Section 7.6.

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The following are certain conditions precedent to the obligation of the Company to consummate the Merger, which conditions must be fulfilled (or waived in writing by the Company) on or before the Closing Date.

         8.1 Accuracy of Representations and Warranties. The representations and warranties of Silicon herein contained shall be true on and as of Closing with the same force and effect as though made on and as of Closing, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

         8.2 Absence of Default. No condition or event which constitutes an event of default hereunder by Silicon or which, after notice and lapse of time, or both, would constitute an event of default hereunder by Silicon shall have occurred and be continuing.

         8.3 Absence of Material Damage to or Expropriation of Property. Between the date of this Agreement and the Closing, there shall not have occurred (1) any material casualty to any facility, property, equipment or inventory owned by Silicon, or (2) any material condemnation, seizure, expropriation or liquidation by any governmental authority or any officer or instrumentality thereof of facilities, property, equipment or inventory owned by Silicon.

         8.4 Absence of Liens. There will have been no liens recorded after the execution of this Agreement but prior to Closing with respect to any personal, real or mixed property owned by Silicon.

         8.5 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by counsel for the Company in the exercise of reasonable discretion, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

         8.6 Satisfaction with Respect to Financial Condition and Performance. The Company must be satisfied that each and every representation made by Silicon regarding the Financial Statements and the financial condition of Silicon shall be true, complete and accurate in all material respects as of Closing. Without limiting the foregoing, the Company must be satisfied that: (i) the Financial Statements shall have been prepared on an accrual basis of accounting, consistent with prior years; and (ii) except as specifically disclosed in the Financial Statements, there has been no distribution to shareholders or others or bonuses made to employees.

         8.7 Continuity of Business Relationships. The Company shall be satisfied that Silicon's customer, vendor, financial institution(s), insurance carrier and employee relations are satisfactory as at the Closing Date.

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO SILICON'S OBLIGATIONS

         The following are certain conditions precedent to Silicon's obligation to consummate the Merger, which conditions must be fulfilled (or waived in writing by Silicon) on or before the Closing Date.

         9.1 Accuracy of Representations and Warranties. The representations and warranties of the Company herein contained shall be true on and as of Closing with the same force and effect as though made on and as of Closing, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

         9.2 Absence of Default. No condition or event which constitutes an event of default hereunder by the Company or which, after notice and lapse of time, or both, would constitute an event of default hereunder by the Company shall have occurred and be continuing.

         9.3 Absence of Material Damage to or Expropriation of Property. Between the date of this Agreement and the Closing, there shall not have occurred (1) any material casualty to any facility, property, equipment or inventory owned by the Company, or (2) any material condemnation, seizure, expropriation or liquidation by any governmental authority or any officer or instrumentality thereof of facilities, property, equipment or inventory owned by the Company.

         9.4 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by counsel for Silicon, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

         9.5 Satisfaction with Respect to Financial Condition and Performance. Silicon must be satisfied that each and every representation made by the Company regarding the financial condition of the Company shall be true, complete and accurate in all material respects as of Closing.

         9.6 Continuity of Business Relationships. Silicon shall be satisfied that the Company's customer, vendor, financial institution(s), insurance carrier and employee relations are satisfactory as at the Closing Date.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 The Company's Right to Indemnification. Silicon's stockholders undertake and agree to hold the Company harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by the Company arising from (i) the breach, misrepresentation or other violation of any covenants, warranty or representation of or by Silicon contained in this Agreement, and (ii) all liabilities of Silicon not disclosed in writing to the Company prior to the execution of this Agreement. This indemnity provision shall survive Closing for a period of one (1) year.

         10.2 Silicon' s Right to Indemnification. The Company undertakes and agrees to hold Silicon harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees incurred or suffered by Silicon arising from the breach, misrepresentation or other violation of any covenants, warranty or representation by the Company contained in this Agreement. This indemnity provision shall survive Closing for a period of one (1) year.

         10.3 Procedure. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified

Party") shall given written notice thereof to the other party (the "Indemnitor") promptly (but in no event more than ten (10) days) after it learns of the existence of such claim or proceeding. Any claim for indemnification hereunder shall be accompanied by evidence demonstrating the Indemnified Party's right or possible right to indemnification, including a copy of all supporting documents relevant thereto. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same; provided, however, that no settlement or compromise shall be effected without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, and provided further that in the event the Indemnified Party does not consent to a bona fide offer of settlement made by a third party and the settlement involves only the payment of money, then the Indemnitor may, in lieu of payment of such settlement to such third party, pay such amount to the Indemnified Party. After the payment to the Indemnified Party, the Indemnitor shall have no further liability with respect to such claim or proceeding and the Indemnified Party shall assume full responsibility to defend the same. After notice from the Indemnitor to the Indemnified Party of its election to assume the defense of such claim or proceeding, the Indemnitor shall not be liable to the Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnified Party. The parties will fully cooperate in any such action, making available to each other books or records for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within ten (10) days after receiving notice of the claim or proceeding from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor (but subject to the Indemnitor's right subsequently to contest through appropriate proceedings its obligation to provide indemnification), in any way which the Indemnified Party deems in its best interest.

         10.4 Limitations on Indemnification Rights. Indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer), net after the amount equal to any reduction in federal, state or local income, franchise or other taxes occasioned by such loss or damage (even though the tax return by which such reduction would have been realized is not yet due), but including an amount equal to any increase in federal, state and local income, franchise or other taxes occasioned by the indemnification payment and then only to the extent of the excess over the Agreed De Minimis Amount (hereinafter defined). The Indemnitor shall be subrogated to all rights of the Indemnified Party against any third party with respect to any claim for which indemnification is paid. Notwithstanding the foregoing, the Indemnitor shall not be liable to the Indemnified Party for any individual misrepresentation, breach of warranty or violation of covenant where the otherwise indemnifiable amount does not exceed $5,000 and, as regards all such indemnifiable misrepresentations or breaches of warranty that do not exceed $5,000, the Indemnitor shall not be liable except to the extent that the aggregate amount thereof exceeds $5,000 (such sum being herein referred to as the "Agreed De Minimis Amount").

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Expenses. Each party shall pay its own expenses incident to the negotiation and preparation of this Agreement and the transactions contemplated hereby. All other recording costs for bills of sale and other instruments of transfer, and all stamp, sales, use and transfer taxes in connection with the purchase and sale of shares shall be paid by the transferring party.

         11.2 Notices. All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally with a receipt, when delivered by an overnight courier service or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)      To the Company:  iiGroup, Inc.
                                         7000 W. Palmetto Park Road Suite 501
                                         Boca Raton, Florida 33433

                        With a copy to:  Michael Karsch, Esquire
                                         Broad and Cassel
                                         7777 Glades Road Suite 300
                                         Boca Raton, FL 33434

               (b)      To Silicon:      Silicon Ventures, Inc.
                                         1117 6th Street # 202
                                         Santa Monica. CA 90403

         11.3 Certain Breaches. Neither party shall have any liability to the other party with respect to a breach by a party of which the other party has received written notice at or prior to Closing.

         11.4 Prior Negotiations. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

         11.5 Entire Agreement; Amendment. This Agreement and the Exhibits to this Agreement set forth the entire understanding between the parties in connection with the transaction contemplated herein, there being no terms, conditions, warranties or representations other than those contained herein, referenced herein or provided for herein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except as an instrument in writing signed by the party against whom the enforcement of any such change is sought.

         11.6 Exhibits. The Exhibits attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein.

         11.7 Severability. If any term of this Agreement is illegal or enforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of any applicable law or laws and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

         11.8 Survival of Representations and Warranties. Unless otherwise specifically noted herein, the several representations, warranties and covenants of the parties contained herein shall survive the closing for a period of three
(3) years from the Closing date. Thereafter neither party shall have any liability to the other based upon any of the representations, warranties and covenants set forth herein.

         11.9 Waiver. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by another party of any provision of this Agreement shall not affect such party's right thereafter to enforce the same, (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default, and (iii) no extension of time granted by any party for the performance of any obligation or act by the another party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         11.10 Number and Gender. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

         11.11 Headings and Cross-References. The headings of this Agreement are included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions hereof. All cross-references to paragraphs herein shall mean the paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Exhibits herein shall mean the Exhibits to this Agreement. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context.

         11.12 Choice of Laws. This Agreement is to be construed and governed by the laws of the State of Florida, except for the choice of law rules utilized in that jurisdiction.

         11.13 Arbitration. Any dispute arising under or related to this Agreement that the parties are unable to resolve by themselves shall be settled by arbitration in Palm Beach County, Florida, by a panel of three arbitrators. The parties shall each designate one disinterested arbitrator and the two arbitrators so designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as accountants, appraisers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on the parties. Costs and expenses of the arbitration proceeding shall be assessed between the parties in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. No action at law or suit in equity based upon any claim arising out of or relating to this Agreement shall be instituted in any court by a party against another except an action to compel arbitration pursuant to this paragraph, an action to enforce the award of the arbitration panel rendered in accordance with this paragraph, or a suit for specific performance as may be specifically provided herein.

         11.14 Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         11.15 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to (i) confer any rights or remedies on any person other than the parties and their respective successors and assigns, (ii) relieve or discharge the obligation or liability of any third party, or (iii) or give any third party any right of subrogation or action against any party hereto.

         11.16 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were on the same instrument. Each of the counterparts, when signed, shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.


WITNESS/ATTEST:                        iiGROUP, INC., a Delaware corporation


_____________________________          By: _________________________________
                                           Neil Swartz, Chief Executive Officer

                                       SV ACQUISITION CORP.


_____________________________          By: _________________________________
                                           Neil Swartz, President


                                       SILICON VENTURES, INC.,
                                       a Delaware corporation


                                       By: _________________________________
                                           Eric Kirkland, President

                                       SILICON STOCKHOLDERS


                                       _____________________________________


                                       _____________________________________


                                       _____________________________________


                                       _____________________________________


                                       _____________________________________